SCHEDULE A

(as amended on June 30, 2016 to add DoubleLine Ultra Short Bond Fund)

Funds

DoubleLine Global Bond Fund

DoubleLine Infrastructure Income Fund

DoubleLine Ultra Short Bond Fund

DOUBLELINE FUNDS TRUST

By:	/s/ Ronald Redell
NAME: Ronald Redell
TITLE: President

DOUBLELINE CAPITAL LP

By:	DoubleLine Capital GP LLC, its general partner

By:	/s/ Henry V. Chase
NAME: Henry V. Chase
TITLE: Authorized Signer

SCHEDULE B

(as amended on June 30, 2016 to add DoubleLine Ultra Short Bond Fund)

Funds

Annual Fee Rate (expressed as a Fund percentage of net assets)

DoubleLine Global Bond Fund	0.50%
DoubleLine Infrastructure Income Fund	0.50%
DoubleLine Ultra Short Bond Fund	0.20%

DOUBLELINE FUNDS TRUST

By:	/s/ Ronald Redell
NAME: Ronald Redell
TITLE: President

DOUBLELINE CAPITAL LP

By:	DoubleLine Capital GP LLC, its general partner

By:	/s/ Henry V. Chase
NAME: Henry V. Chase
TITLE: Authorized Signer